FOR IMMEDIATE RELEASE

CHIMERA INVESTMENT CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2025 EARNINGS

NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights:
•GAAP NET INCOME OF $7 MILLION, OR $0.08 PER DILUTED COMMON SHARE FOR THE QUARTER ENDED DECEMBER 31, 2025.
•EARNINGS AVAILABLE FOR DISTRIBUTION(1) OF $45 MILLION, OR $0.53 PER ADJUSTED DILUTED COMMON SHARE.

•GAAP BOOK VALUE OF $19.70 PER COMMON SHARE AT DECEMBER 31, 2025, AND ECONOMIC RETURN(2) OF (0.9)% FOR THE QUARTER ENDED DECEMBER 31, 2025.

Full Year 2025 Financial Highlights:
•GAAP NET INCOME OF $144 MILLION, OR $1.72 PER DILUTED COMMON SHARE FOR THE YEAR ENDED DECEMBER 31, 2025.
•EARNINGS AVAILABLE FOR DISTRIBUTION(1) OF $141 MILLION, OR $1.68 PER ADJUSTED DILUTED COMMON SHARE.

•ECONOMIC RETURN(2) OF 7.4% FOR THE YEAR ENDED DECEMBER 31, 2025.

“We’re extremely pleased with our fourth-quarter results and the meaningful increase in our dividend,” said Phillip J. Kardis II, President and CEO. “What you’re seeing now is the early return on the transformation we initiated in December 2024—focused, deliberate, and built for the long-term."

(1) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 6.
(2) Our economic return is measured by the change in GAAP book value per common share plus common stock dividend.

Fourth Quarter and Full Year 2025 Earnings Call

Chimera Investment Corporation will host a conference call and live audio webcast to discuss the results on Wednesday, February 11, 2026 at 8:30 AM ET.

Call-in Number:

▪U.S. Toll Free: (866) 604-1613
▪International: (201) 689-7810
▪Webcast: https://www.chimerareit.com/news-events/ir-calendar

Conference Call Replay:

▪U.S. Toll Free: (877) 660-6853
▪International: (201) 612-7415
▪Conference ID: 13757751
▪A replay of this call can be accessed through Wednesday, February 25, 2026.

Other Information
Chimera is a diversified real estate company that invests in, originates, and manages primarily residential real estate assets. The assets we may invest in and manage, through our wholly-owned subsidiary Palisades Advisory Services, LLC, for others include residential mortgage loans, Non-Agency RMBS, Agency RMBS, BPLs (including RTLs) and investor loans, MSRs and other real estate-related assets such as Agency CMBS, junior liens and HELOCs, equity appreciation rights, and reverse mortgages. Also, through our wholly-owned subsidiary, HomeXpress Mortgage Corp., we originate non-QM residential mortgage loans (both consumer and business purpose) as well as QM residential mortgage loans. Chimera was incorporated in Maryland on June 1, 2007 and started trading on the NYSE in November 2007, and is structured as an internally managed real estate investment trust, or REIT, for U.S. federal income tax purposes.

Contact

Investor Relations
888-895-6557
investor-relations@chimerareit.com
www.chimerareit.com

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	December 31, 2025	December 31, 2024
Assets:
Cash and cash equivalents	$278,582	$83,998
Non-Agency RMBS, at fair value (net of allowance for credit losses of $43 million and $28 million, respectively)	817,280	1,064,169
Agency MBS, at fair value	3,463,485	519,218
Loans held for investment, at fair value	9,803,615	11,196,678
Loans held-for-sale, at fair value	896,117	—
Accrued interest receivable	78,691	81,386
Other assets	408,291	170,924
Interests in MSR financing receivables	37,294	—
Derivatives, at fair value, net	25,187	117
Total assets (1)	$15,808,542	$13,116,490
Liabilities:
Secured financing agreements ($7.3 billion and $4.1 billion pledged as collateral, respectively, and includes $299 million and $319 million at fair value, respectively)	$6,031,182	$2,824,371
Securitized debt, collateralized by Non-Agency RMBS ($210 million and $229 million pledged as collateral, respectively)	66,579	71,247
Securitized debt at fair value, collateralized by Loans held for investment ($9.4 billion and $10.2 billion pledged as collateral, respectively)	6,721,302	6,984,495
Long term debt	251,528	134,646
Payable for investments purchased	3,267	454,730
Accrued interest payable	43,032	41,472
Dividends payable	34,891	34,265
Accounts payable and other liabilities	82,308	45,075
Derivatives, at fair value, net	1,759	—
Total liabilities (1)	$13,235,848	$10,590,301
Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 166,666,667 shares authorized, 83,402,145 and 80,922,221 shares issued and outstanding, respectively	834	809
Additional paid-in-capital	4,429,009	4,390,516
Accumulated other comprehensive income	146,295	159,449
Cumulative earnings	4,571,610	4,341,111
Cumulative distributions to stockholders	(6,575,426)	(6,366,068)
Total stockholders' equity	$2,572,694	$2,526,189
Total liabilities and stockholders' equity	$15,808,542	$13,116,490

(1) The Company's Consolidated Statements of Financial Condition include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of December 31, 2025, and December 31, 2024, total assets of consolidated VIEs were $9,215,343 and $9,970,094, respectively, and total liabilities of consolidated VIEs were $6,533,891 and $6,766,505, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Years Ended
	December 31, 2025	December 31, 2024	December 31, 2023
Net interest income:
Interest income (1)	$821,343	$760,950	$772,904
Interest expense (2)	554,924	496,274	509,541
Net interest income	266,419	264,676	263,363

Increase in provision for credit losses	15,705	9,838	11,371

Other income (losses):
Net unrealized gains (losses) on derivatives	10,371	2,963	(6,411)
Realized losses on derivatives	(33,352)	(21,540)	(40,957)
Periodic interest on derivatives, net	20,375	23,780	17,167
Net gains (losses) on derivatives	(2,606)	5,203	(30,201)
Investment management and advisory fees	35,382	2,710	—
Interest income from investment in MSR financing receivables (3)	520	—	—
Net unrealized gains on financial instruments at fair value	81,735	10,811	34,373
Net realized losses on sales of investments	(23,192)	(5,219)	(31,234)
Gains on extinguishment of debt	2,142	—	3,875
Other investment gains	5,733	9,543	1,091
Gain on origination and sale of loans, net	20,590	—	—
Total other income (losses)	120,304	23,048	(22,096)

Other expenses:
Compensation and benefits (4)	56,702	41,364	30,570
General and administrative expenses	29,995	23,201	25,117
Servicing and asset manager fees	27,737	29,795	32,624
Amortization of intangibles and depreciation expenses	7,183	321	—
Transaction expenses	16,634	7,091	15,379
Total other expenses	138,251	101,772	103,690
Income before income taxes	232,767	176,114	126,206
Income tax expense	2,268	49	102
Net income	$230,499	$176,065	$126,104

Dividends on preferred stock	86,031	85,736	73,750

Net income available to common shareholders	$144,468	$90,329	$52,354

Net income per share available to common shareholders:
Basic	$1.76	$1.12	$0.68
Diluted	$1.72	$1.10	$0.68

Weighted average number of common shares outstanding:
Basic	82,175,111	80,976,745	76,685,785
Diluted	83,942,704	82,157,622	77,539,289
(1) Includes interest income of consolidated VIEs of $557,046, $640,499 and $593,384 for the years ended December 31, 2025, 2024, and 2023 respectively.
(2) Includes interest expense of consolidated VIEs of $283,722, $293,509, and $282,542 and for the years ended December 31, 2025, 2024, and 2023, respectively.
(3) Includes interest income from investment in MSR financing receivables of a consolidated VIE of $709, $0 and $0 for the years ended December 31, 2025, 2024 and 2023, respectively.
(4) Includes a related-party, non-cash imputed compensation expense from the Palisades Acquisition of $1,364, $10,296, and $0 for the years ended December 31, 2025, 2024 and 2023, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Years Ended
	December 31, 2025	December 31, 2024	December 31, 2023
Comprehensive income (loss):
Net income	$230,499	$176,065	$126,104
Other comprehensive loss:
Unrealized losses on available-for-sale securities, net	(20,436)	(26,219)	(44,990)
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	7,282	—	1,313
Other comprehensive loss	$(13,154)	$(26,219)	$(43,677)
Comprehensive income before preferred stock dividends	$217,344	$149,846	$82,427
Dividends on preferred stock	$86,031	$85,736	$73,750
Comprehensive income available to common stock shareholders	$131,313	$64,110	$8,677

Earnings available for distribution

Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income (loss) excluding (i) unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, (ii) realized gains or losses on the sales of investments, (iii) gains or losses on the extinguishment of debt, (iv) changes in the provision for credit losses, (v) unrealized gains or losses on derivatives, (vi) realized gains or losses on derivatives, (vii) transaction expenses, (viii) stock compensation expenses for retirement eligible awards, (ix) amortization of intangibles and depreciation expenses, net of any tax impact (x) non-cash imputed compensation expense related to business acquisitions, and (xi) other gains and losses on equity investments.

Non-cash imputed compensation expense reflects the portion of the consideration paid in the Palisades Acquisition that pursuant to the seller’s contractual arrangements is distributable to the seller’s legacy employees (who are now our employees) and that for GAAP purposes is recorded as non-cash imputed compensation expense with an offsetting entry recorded as non-cash contribution from a related party to our shareholder’s equity. The excluded amounts do not include any normal, recurring compensation paid to our employees.

Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations, certain structured secured financing agreements, and business combination transactions and include costs such as underwriting fees, legal fees, diligence fees, accounting fees, bank fees and other similar transaction-related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer group’s treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issuance costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense.

We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. To maintain our qualification as a REIT, U.S. federal income tax law generally requires that we distribute at least 90% of our REIT taxable income (subject to certain adjustments) annually. Earnings available for distribution, however, is different than REIT taxable income. For example, differences between Earnings available for distribution and REIT taxable income generally may result from whether the REIT uses mark-to-market accounting for GAAP purposes, accretion of market discount or OID and amortization of premium, and differences in the treatment of securitizations for GAAP and tax purposes, among other items. Further, REIT taxable income generally does not include earnings of our domestic TRSs unless such income is distributed from current or accumulated earnings and profits. The determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income is not based on Earnings available for distribution and Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution helps us and investors evaluate our financial performance period over period without the impact of certain non-recurring transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for or superior to net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(dollars in thousands, except per share data)
GAAP net income (loss) available to common stockholders	$6,501	$(21,997)	$14,024	$145,940	$(168,275)
Adjustments (1):
Net unrealized (gains) losses on financial instruments at fair value	17,138	36,995	(6,971)	(128,895)	181,197
Net realized (gains) losses on sales of investments	23,268	(1,991)	1,915	—	1,468
Gains on extinguishment of debt	(20)	—	—	(2,122)	—
Increase in provision for credit losses	5,322	2,587	4,409	3,387	4,448
Net unrealized (gains) losses on derivatives	(27,303)	7,907	2,554	6,469	(276)
Realized (gains) losses on derivatives	17,495	(2,015)	17,954	(82)	(641)
Transaction expenses	625	9,931	390	5,688	4,707
Stock Compensation expense for retirement eligible awards	(449)	(506)	(501)	1,432	(307)
Amortization of intangibles and depreciation expenses (2)	4,332	948	949	951	321
HomeXpress acquisition intangible amortization tax impact (3)	(837)	—	—	—	—
Non-cash imputed compensation related to business acquisition	341	341	341	341	10,296
Other investment (gains) losses	(1,252)	(1,945)	(2,953)	417	(2,490)
Earnings available for distribution	$45,161	$30,255	$32,111	$33,526	$30,448

GAAP net income (loss) per diluted common share	$0.08	$(0.27)	$0.17	$1.77	$(2.07)
Earnings available for distribution per adjusted diluted common share	$0.53	$0.37	$0.39	$0.41	$0.37
(1) As a result of the business combinations, we updated the determination of earnings available for distribution to exclude non-recurring acquisition-related transaction expenses, non-cash amortization of intangibles and depreciation expenses, and non-cash imputed compensation expenses. These expenses are excluded as they relate to our business combinations and are not directly related to our income generating activities.
(2) Non-cash amortization of intangibles and depreciation expenses related to acquisitions.
(3) Tax impact on non-cash amortization of intangibles and depreciation expenses related to business combinations.

In 2025, we reevaluated our composition and the number of our reportable segments based on changes in the significance of certain business activities, including the HomeXpress Acquisition. As a result of this reevaluation, we report as two reportable segments: (i) Investment Portfolio, and (ii) Residential Origination. The Investment Portfolio segment consists of the Company’s investments and third-party advisory services activities. The Residential Origination segment consists of the stand-alone mortgage origination business of HomeXpress that originates consumer Non-QM, investor business purpose, and other Non-Agency and Agency mortgage loan products.

Segment Results of Operations

The following present, for each reportable segment, revenues, the measure of segment profit or loss, and significant segment expenses. Segment results are prepared on the same basis as the Company’s consolidated financial statements and are reconciled to consolidated amounts below:

	For the Quarter Ended
	December 31, 2025
	(dollars in thousands)
	(Unaudited)
	Investment Portfolio	Residential Origination	Total
Net interest income:
Interest income	$207,369	$12,959	$220,328
Interest expense	144,471	9,679	154,150
Net interest income	62,898	3,280	66,178

Increase in provision for credit losses	5,322	—	5,322

Other income (losses):
Net unrealized gains (losses) on derivatives	27,303	—	27,303
Realized gains (losses) derivatives	(17,495)	—	(17,495)
Periodic interest on derivatives, net	5,422	—	5,422
Net gains (losses) on derivatives	15,230	—	15,230
Investment management and advisory fees	9,128	—	9,128
Interest income from investment in MSR financing receivables	20	—	20
Net unrealized gains (losses) on financial instruments at fair value	(17,138)	—	(17,138)
Net realized gains (losses) on sales of investments	(23,268)	—	(23,268)
Gains on extinguishment of debt	20	—	20
Other investment gains (losses)	1,252	—	1,252
Gain on origination and sale of loans, net	—	20,590	20,590
Total other income (losses)	(14,756)	20,590	5,834

Other expenses:
Compensation and benefits	7,990	10,212	18,202
General and administrative expenses	7,138	2,199	9,337
Servicing and asset manager fees	6,011	—	6,011
Amortization of intangibles and depreciation expenses	914	3,418	4,332
Transaction expenses	625	—	625
Total other expenses	22,678	15,829	38,507

Income before income taxes	20,142	8,041	28,183
Income tax expense (benefit)	304	(453)	(149)
Net income	19,838	8,494	28,332

Dividends on preferred stock	21,831	—	21,831

Net income (loss) available to common shareholders	$(1,993)	$8,494	$6,501

	For the Year Ended
	December 31, 2025
	(dollars in thousands)
	(Unaudited)
	Investment Portfolio	Residential Origination	Total
Net interest income:
Interest income	$808,384	$12,959	$821,343
Interest expense	545,245	9,679	554,924
Net interest income	263,139	3,280	266,419

Increase in provision for credit losses	15,705	—	15,705

Other income (losses):
Net unrealized gains (losses) on derivatives	10,371	—	10,371
Realized losses on derivatives	(33,352)	—	(33,352)
Periodic interest on derivatives, net	20,375	—	20,375
Net gains (losses) on derivatives	(2,606)	—	(2,606)
Investment management and advisory fees	35,382	—	35,382
Interest income from investment in MSR financing receivables	520	—	520
Net unrealized gains on financial instruments at fair value	81,735	—	81,735
Net realized losses on sales of investments	(23,192)	—	(23,192)
Gains on extinguishment of debt	2,142	—	2,142
Other investment gains	5,733	—	5,733
Gain on origination and sale of loans, net	—	20,590	20,590
Total other income (losses)	99,714	20,590	120,304

Other expenses:
Compensation and benefits	46,490	10,212	56,702
General and administrative expenses	27,796	2,199	29,995
Servicing and asset manager fees	27,737	—	27,737
Amortization of intangibles and depreciation expenses	3,765	3,418	7,183
Transaction expenses	16,634	—	16,634
Total other expenses	122,422	15,829	138,251

Income before income taxes	224,726	8,041	232,767
Income tax expense (benefit)	2,721	(453)	2,268
Net income	222,005	8,494	230,499

Dividends on preferred stock	86,031	—	86,031

Net income available to common shareholders	$135,974	$8,494	$144,468

Investment Portfolio Segment
The following tables provide a summary of the Company’s MBS portfolio, within our Investment Portfolio Segment, at December 31, 2025 and December 31, 2024.

	December 31, 2025
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$852,887	$42.78	$59.21	5.7%	20.3%
Subordinated	453,269	48.99	51.47	4.2%	9.3%
Interest-only	2,428,976	6.03	3.25	0.8%	4.4%
Agency RMBS
Pass-through	3,096,299	97.79	99.52	5.0%	5.3%
CMO	330,871	99.94	100.31	5.1%	5.1%
Interest-only	367,866	5.07	4.04	0.6%	6.5%
Agency CMBS
Project loans	39,693	101.52	81.98	3.4%	3.3%
Interest-only	123,375	2.67	2.11	0.7%	13.0%
(1) Bond Equivalent Yield at period end.

	December 31, 2024
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,010,128	$45.11	$60.83	5.7%	17.6%
Subordinated	648,977	59.18	57.99	4.5%	8.0%
Interest-only	2,644,741	5.81	2.77	0.7%	6.6%
Agency RMBS
CMO	464,640	99.97	99.36	5.8%	5.8%
Interest-only	380,311	5.15	4.41	0.7%	6.9%
Agency CMBS
Project loans	40,882	101.51	84.07	3.5%	3.4%
Interest-only	449,437	1.36	1.43	0.5%	8.9%
(1) Bond Equivalent Yield at period end.

At December 31, 2025 and December 31, 2024, the secured financing agreements collateralized by MBS and Loans held for investment had the following remaining maturities and borrowing rates.

	December 31, 2025			December 31, 2024
	(dollars in thousands)
	Principal (1)	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal	Weighted Average Borrowing Rates	Range of Borrowing Rates
Overnight	$—	N/A	N/A	$—	N/A	N/A
1 to 29 days	2,630,804	4.15%	3.93% - 6.76%	642,358	5.61%	4.66% - 7.52%
30 to 59 days	781,654	4.86%	3.94% - 6.54%	959,559	7.79%	5.34% - 12.50%
60 to 89 days	722,995	4.75%	3.90% - 6.54%	318,750	5.58%	4.87% - 7.02%
90 to 119 days	263,081	6.78%	5.37% - 6.97%	51,416	6.38%	5.51% - 6.77%
120 to 180 days	96,153	5.47%	5.36% - 6.54%	123,072	6.15%	5.82% - 6.77%
180 days to 1 year	810,443	6.03%	4.77% - 8.38%	409,760	6.79%	5.80% - 7.49%
1 to 2 years	733,206	6.79%	4.98% - 8.15%	—	N/A	N/A
2 to 3 years	—	—%	—% - —%	337,245	5.02%	5.02% - 5.02%
Total	$6,038,336	5.02%		$2,842,160	6.48%
(1) The values for secured financing agreements in the table above is net of $271 thousand of deferred financing costs as of December 31, 2025.

Investment Portfolio Segment

	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	5.5%	7.9%	5.8%	8.3%
Senior	2.9%	3.7%	3.6%	4.8%
Subordinated	1.6%	3.0%	1.6%	2.9%
Interest-only	1.0%	1.2%	0.6%	0.6%
Agency RMBS	24.1%	3.7%	24.2%	3.7%
Pass-through	21.6%	—%	21.8%	—%
CMO	2.4%	3.6%	2.3%	3.6%
Interest-only	0.1%	0.1%	0.1%	0.1%
Agency CMBS	0.3%	0.4%	0.2%	0.4%
Project loans	0.3%	0.3%	0.2%	0.3%
Interest-only	0.0%	0.1%	0.1%	0.1%
Loans held for investment	69.8%	88.0%	69.5%	87.6%
Interests in MSR financing receivables	0.3%	N/A	0.3%	N/A
Fixed-rate percentage of portfolio	86.5%	87.9%	86.1%	87.3%
Adjustable-rate percentage of portfolio	13.5%	12.1%	13.9%	12.7%

The following table summarizes certain characteristics of our consolidated assets and liabilities at December 31, 2025 and December 31, 2024.

	December 31, 2025	December 31, 2024
	(dollars in thousands)
Interest earning assets at period-end (1)	$15,017,791	$12,780,065
Interest bearing liabilities at period-end	$13,070,591	$10,014,759
GAAP Leverage at period-end	5.1:1	4.0:1
GAAP Leverage at period-end (recourse)	2.4:1	1.2:1
(1) Excludes cash and cash equivalents.

Economic Net Interest Income - Investment Portfolio Segment

Our Economic net interest income for our Investment Portfolio Segment is a non-GAAP financial measure that equals GAAP net interest income adjusted for net periodic interest on derivatives, interest income from Residential Origination segment and interest income from investment in MSR financing receivables, and excludes interest earned on cash and interest expense from Residential Origination segment. For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our derivatives, which is presented as a part of Net gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps, Interest rate cap and Swap futures are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate derivatives with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting net periodic interest on derivatives and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	Interest Income on Mortgage Loan Origination	Other (1)	Economic Interest Income	GAAP Interest Expense	Periodic Interest On Derivatives, net & Interest Expense on Mortgage Loan Origination	Economic Interest Expense	GAAP Net Interest Income	Periodic Interest On Derivatives, net	Other (1)	Net Interest Income on Mortgage Loan Origination	Economic Net Interest Income
For the Year Ended December 31, 2025	$821,343	$(12,355)	$(8,796)	$800,192	$554,924	$(30,054)	$524,870	$266,419	$20,375	$(8,796)	$(2,676)	$275,322
For the Year Ended December 31, 2024	$760,950	$—	$(7,352)	$753,598	$496,274	$(23,780)	$472,494	$264,676	$23,780	$(7,352)	$—	$281,104
For the Year Ended December 31, 2023	$772,904	$—	$(9,871)	$763,033	$509,541	$(17,167)	$492,374	$263,363	$17,167	$(9,871)	$—	$270,659

For the Quarter Ended December 31, 2025	$220,328	$(12,355)	$(3,540)	$204,433	$154,150	$(15,101)	$139,049	$66,178	$5,422	$(3,540)	$(2,676)	$65,384
For the Quarter Ended September 30, 2025	$209,100	$—	$(2,204)	$206,896	$144,089	$(5,751)	$138,338	$65,011	$5,751	$(2,204)	$—	$68,558
For the Quarter Ended June 30, 2025	$201,297	$—	$(2,002)	$199,295	$135,287	$(5,067)	$130,220	$66,010	$5,067	$(2,002)	$—	$69,075
For the Quarter Ended March 31, 2025	$190,616	$—	$(1,050)	$189,566	$121,397	$(4,135)	$117,262	$69,219	$4,135	$(1,050)	$—	$72,304
(1) Primarily interest income on cash and cash equivalents from our Investment Portfolio and Residential Origination segments and interest income from investment in MSR financing receivables.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income and net interest rate spread for the periods presented.

	For the Quarters Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	(dollars in thousands)			(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1)(4)(6):
Agency RMBS (3)	$2,975,920	$40,159	5.4%	$2,520,146	$34,108	5.9%	$19,136	$303	6.3%
Agency CMBS	40,391	417	4.1%	41,062	464	4.5%	105,270	1,138	4.3%
Non-Agency RMBS (3)	763,957	24,735	12.9%	872,037	27,872	12.5%	950,366	29,611	12.5%
Loans held for investment	10,027,070	139,102	5.5%	10,482,981	143,952	5.5%	11,882,662	158,501	5.3%
MSR(5)	38,221	20	0.2%	38,221	500	5.2%	—	—	—%
Total	$13,845,559	$204,433	5.9%	$13,954,447	$206,896	5.9%	$12,957,434	$189,553	5.9%

Liabilities and stockholders' equity:
Interest-bearing liabilities (2)(4)(6):
Secured financing agreements collateralized by:
Agency RMBS (3)	$2,913,324	$27,523	4.3%	$2,450,389	$24,160	4.7%	$—	$—	—%
Agency CMBS	30,899	329	4.3%	30,704	355	4.6%	75,847	1,071	5.6%
Non-Agency RMBS (3)	491,472	6,217	5.1%	565,871	7,378	5.2%	710,550	13,561	7.6%
Loans held for investment	1,533,349	26,141	6.8%	1,752,317	30,214	6.9%	1,761,188	30,298	6.9%
Securitized Debt	7,177,468	72,474	4.0%	7,321,240	72,285	3.9%	8,422,017	76,327	3.6%
Long Term Debt (3)	259,750	6,365	9.8%	158,212	3,946	10.0%	—	—	—%
Total	$12,406,262	$139,049	4.5%	$12,278,733	$138,338	4.5%	$10,969,602	$121,257	4.4%

Economic net interest income/net interest rate spread		$65,384	1.4%		$68,558	1.4%		$68,296	1.5%

Net interest-earning assets/net interest margin	$1,439,297		1.9%	$1,675,714		2.0%	$1,987,832		2.1%

Ratio of interest-earning assets to interest bearing liabilities	1.12			1.14			1.18

(1) Interest-earning assets at amortized cost.
(2) Interest includes periodic interest on derivatives, net.
(3) These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period.
(4) This table excludes interest-bearing assets and liabilities of our Residential Origination segment. Our Residential Origination segment includes average assets of $775 million, average liabilities of $621 million, interest income of $13 million, interest expense of $10 million, and net interest income of $3 million.
(5) The average balance amount represents committed capital by the Company during the period.

The table below shows our Net income (loss) and Economic net interest income as a percentage of average stockholders' equity and Earnings available for distribution as a percentage of average common stockholders' equity, and Average Tangible Common Equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic net interest income and Earnings available for distribution are non-GAAP measures as defined in previous sections. Tangible Common Equity is a non-GAAP measure and is defined below.

	Return on Average Equity	Economic Net Interest Income/Average Equity (1)	Earnings available for distribution/Average Common Equity	Earnings available for distribution/Average Tangible Common Equity
	(Ratios have been annualized)
For the Year Ended December 31, 2025	8.91%	10.88%	8.51%	8.91%
For the Year Ended December 31, 2024	6.72%	10.72%	7.16%	7.20%
For the Year Ended December 31, 2023	4.87%	10.45%	7.19%	7.19%

For the Quarter Ended December 31, 2025	4.41%	10.75%	11.00%	11.91%
For the Quarter Ended September 30, 2025	(0.09)%	10.56%	7.26%	7.44%
For the Quarter Ended June 30, 2025	5.38%	10.49%	7.54%	7.72%
For the Quarter Ended March 31, 2025	25.89%	11.19%	8.10%	8.32%
(1) Average equity represents equity allocated to our Investment Portfolio Segment.

Tangible Common Equity is a non-GAAP measure and is defined as Total stockholders' equity available to common stockholders less intangible assets and goodwill related to the business acquisitions. We believe that this measure helps our management and investors understand our capital adequacy and changes from period to period in our common stockholders' equity exclusive of changes of intangible assets. The following table presents a reconciliation of Total Stockholders’ Equity to Tangible Common Equity as of December 31, 2025.

	For the Quarters Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
	(dollars in thousands)
Total stockholders' equity	$2,572,694	$2,571,238	$2,624,530	$2,644,064	$2,526,189
Less: Preferred stock	(930,000)	(930,000)	(930,000)	(930,000)	(930,000)
Total stockholders' equity available to common stockholders	$1,642,694	$1,641,238	$1,694,530	$1,714,064	$1,596,189

Less: Intangibles	(114,246)	(18,124)	(18,971)	(19,818)	(20,665)
Less: Goodwill	(95,342)	(22,152)	(22,152)	(22,152)	(22,152)
Total Intangibles & Goodwill	(209,588)	(40,276)	(41,123)	(41,970)	(42,817)

Tangible Common Equity	$1,433,106	$1,600,962	$1,653,407	$1,672,094	$1,553,372

Investment Portfolio Segment

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on interest-only investments, during the previous five quarters on our investment portfolio segment.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Balance, beginning of period	$89,297	$108,412	$110,861	$117,203	$123,953
Accretion of discount	(8,795)	(10,803)	(8,253)	(7,705)	(8,855)
Purchases	—	—	—	—	—
Sales	(4,224)	(10,786)	188	—	—
Elimination in consolidation	—	—	—	—	—
Transfers from/(to) credit reserve, net	3,144	2,474	5,616	1,363	2,105
Balance, end of period	$79,422	$89,297	$108,412	$110,861	$117,203

Residential Origination Segment

•MORTGAGE ORIGINATION NET INCOME OF $8 MILLION FOR THE QUARTER ENDED DECEMBER 31, 2025.

•MORTGAGE ORIGINATION EBTDA OF $11 MILLION FOR THE QUARTER ENDED DECEMBER 31, 2025.

•GENERATED ANNUALIZED EBTDA OF 16.2% ON $272 MILLION OF EQUITY FOR THE QUARTER ENDED DECEMBER 31, 2025.

•MORTGAGE ORIGINATION FUNDED PRODUCTION VOLUME OF $1.0 BILLION FOR THE QUARTER ENDED DECEMBER 31, 2025.

Earnings Before Taxes, Depreciation and Amortization

In managing our residential origination segment, management additionally uses Earnings Before Taxes, Depreciation and Amortization, or EBTDA, a non-GAAP measure, as a supplemental performance measure to evaluate the underlying operating efficiency and scalability of the business. EBTDA is defined as GAAP Net Income of the Residential Origination Segment, adjusted for federal and state tax provisions; and non-cash items such as intangibles amortization and depreciation. Because origination lending is primarily driven by a gain on origination and sales of loan, net and personnel-based costs, EBTDA helps isolate core operating results by excluding the effects of capital structure, non-cash depreciation and amortization, and tax attributes that can vary period to period. This measure allows management to assess margin performance, expense discipline, and incremental profitability as loan volumes fluctuate, and supports internal decision-making related to staffing levels, compensation structures, and growth initiatives. We believe this presentation is useful to investors because it provides investors with important information concerning the operating performance of our Residential Origination Segment exclusive of certain non-cash and other costs. However, EBTDA should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP.

The following table provides a reconciliation from GAAP net income to common stockholders for our residential origination segment to a non-GAAP measure of EBTDA for the period presented.

For the Quarter and Year Ended
December 31, 2025
(dollars in thousands)
Residential Origination
Net income available to common shareholders	$8,494
Adjustments:
Income tax expense (benefit)	(453)
Amortization of intangibles and depreciation expenses	3,418

Earnings Before Taxes, Depreciation and Amortization	$11,459

Disclaimer
In this press release references to “we,” “us,” “our,” “Chimera,” or “the Company” refer to Chimera Investment Corporation and its subsidiaries unless specifically stated otherwise or the context otherwise indicates. This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including as related to the expected impact. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “would,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our ability to obtain funding on favorable terms and access the capital markets; our ability to achieve optimal levels of leverage and effectively manage our liquidity; changes in inflation, the yield curve, interest rates and mortgage prepayment rates; our ability to manage credit risk related to our investments and comply with the Dodd-Frank Act and related laws and regulations relating to credit risk retention for securitizations; rates of default, delinquencies, forbearance, deferred payments or decreased recovery rates on our investments; the concentration of properties securing our securities and residential loans in a small number of geographic areas; our ability to execute on our business and investment strategy; our ability to determine accurately the fair market value of our assets; changes in our industry, the general economy or geopolitical conditions; our ability to successfully integrate and realize the anticipated benefits of any acquisitions, including the acquisition of HomeXpress; our ability to originate or acquire quality and profitable loans at an appropriate and consistent cost; our ability to sell the loans that we originate or acquire; our ability to refinance or obtain additional liquidity for borrowing; our ability to manage, maintain and expand our relationships with our clients, the independent mortgage brokers and bankers; our ability to operate our investment management and advisory services and manage any regulatory rules and conflicts of interest; the degree to which our hedging strategies may or may not be effective; our ability to effect our strategy to securitize residential mortgage loans; our ability to compete with competitors and source target assets at attractive prices; the ability of servicers and other third parties to perform their services at a high level and comply with applicable law and expanding regulations; our dependence on information technology and its susceptibility to cyber-attacks; the development, proliferation and use of artificial intelligence; our ability to find and retain qualified executive officers and key personnel; our ability to comply with extensive government regulation, including, but not limited to, federal and state consumer lending regulations; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, refinancing and borrowing guidelines and similar matters; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our classification as a real estate investment trust for U.S. federal income tax purposes; the volatility of the market price and trading volume of our shares; and our ability to make distributions to our stockholders in the future.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that any financial information in this press release is based on Company data available at the time of this press release and, in certain circumstances, may not have been audited by the Company’s independent auditors.